As filed with the Securities and Exchange Commission on July 30, 1999
                                                Registration No. 333-15371

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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                      POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                                FORM S-3
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                             TECHDYNE, INC.

           (Exact name of registrant as specified in its charter)

             Florida                                    59-1709103
---------------------------------          -----------------------------------
  (State or other jurisdiction             (I.R.S. Employer Identification No.
of incorporation or organization)

                                            JOSEPH VERGA, Sr. Vice President,
       2230 W. 77th Street                       Operations and Treasurer
     Hialeah, Florida 33016                        2230 West 77th Street
         (305) 556-9210                           Hialeah, Florida 33016
                                                      (305) 556-9210
  (Address, including zip code and
  telephone number, including area         (Name, address, including zip code
   code, of registrant's principal           and telephone number, including
        executive offices)                   area code, of agent for service)

    It is requested that copies of notices and communications be sent to:
                           LAWRENCE E. JAFFE, ESQ.
                              777 Terrace Avenue
                        Hasbrouck Heights, N.J. 07604

        Approximate date of commencement of proposed sale to the public:
   Removing 1,000,000 shares of common stock from the registration statement.
     The shares of common stock were reserved for issuance under warrants which expired May 17, 1999.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                         Proposed          Proposed
Title of Each Class    Amount to be                       Maximum           Maximum          Amount of
of Securities to be    Removed from    Amount to be    Offering Price      Aggregate       Registration
    Registered         Registration     Registered        Per Unit       Offering Price         Fee
--------------------------------------------------------------------------------------------------------
Common Stock,
  $.01 par value....   1,000,000(1)                        $5.00           $5,000,000        $ 1,724*
Common Stock,
  $.01 par value....                   100,000(2)(3)       $8.25           $  825,000        $   284*
Common Stock,
  $.01 par value....                   100,000(3)(4)       $6.60           $  660,000        $   228*
--------------------------------------------------------------------------------------------------------
Total....................................................................................    $ 2,336*

==============================================================================

(1) Removal of 1,000,000 unsold shares of common stock which were reserved for isssuance under the Company's redeemable common stock purchase warrants ("Warrants"), that were exercisable through September 12, 1998 at $5.00 per share, as extended to May 17, 1999 exercisable at $4.00 per share. The common stock and Warrants were registered under the Company's September, 1995 security offering on Form SB-2, Registration No. 333-94998-A ("Form SB-2 Registration") as amended by Form S-3 Registration No. 333-15371 ("Form S-3 Registration").

(2) 100,000 shares of common stock issuable upon exercise of Warrants exercisable at $8.25 per share through September 12, 2000 pursuant to the Underwriter's Purchase Warrant registered under the Form SB-2 Registration, as amended on the Form S-3 Registration, which Purchase Warrant is exerciseable at $.25 per Warrant.

(3) Reserved for issuance upon exercise of the Underwriter's Purchase Warrant and under the Warrants obtainable upon exercise of the Underwriter's Purchase Warrant together with such indeterminate number of Warrants and/or common stock as may be issuable pursuant to the anti-dilution provision of the Underwriter's Purchase Warrant or the Warrants.

(4) 100,000 shares of common stock issuable upon exercise at $6.60 per share of the Underwriter's Purchase Warrant registered under the Company's Form SB-2 Registration as amended on this Form S-3 Registra-tion.


 * Filing fees were paid with respect to all the Warrants and underlying common stock at the time of filing the Company's Form SB-2 Registration.

                                TECHDYNE, INC.

                     Removal of 1,000,000 Unsold Shares
                     ----------------------------------

     This Post-Effective Amendment No. 1 to the Company's Form S-3 Registra-tion No. 333-15371 ("Form S-3 Registration") removes 1,000,000 unsold shares of common stock which were reserved for issuance under the Company's redeem-able common stock purchase warrants ("Warrants"). The Warrants and common stock were originally registered under the Company's September, 1995 security offering on Form SB-2, Registration No. 333-04009-A, which was updated by an amendment by the Form S-3 Registration. The warrants were initially exercis-able through September 12, 1998 at $5.00 per share and were extended to May 17, 1999 exercisable at $4.00 per share. The Warrants expired with no exercises and no common stock issued.

             PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 17.  Undertakings
-------   ------------

     Pursuant to its undertaking for Rule 415 offerings included in the Registrant's Form S-3 registration statement, the 1,000,000 shares of common stock issuable upon exercise of the now expired warrants, none of which were exercised, which remain unsold are no longer reserved for issuance, are authorized and unissued shares, and are removed from the Form S-3 registra-tion statement.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the regis-trant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No.1 to its Form S-3 Registration Statement and has caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hialeah, State of Florida on the 28th day of July, 1999.

                                       TECHDYNE, INC.

                                          /s/ Thomas K. Langbein

                                       By:----------------------------------
                                          Thomas K. Langbein
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                          Date
=========                            =====                          ====

/s/ Thomas K. Langbein     Chairman of the Board of Directors   July 28, 1999
------------------------   and Chief Executive Officer
Thomas K. Langbein

/s/ Barry Pardon           President and Director               July 28, 1999
------------------------
Barry Pardon

/s/ Joseph Verga           Senior Vice-President,               July 28, 1999
------------------------   Treasurer and Director
Joseph Verga

/s/ Daniel R. Ouzts        Vice-President and Controller        July 28, 1999
------------------------
Daniel R. Ouzts

/s/ Anthony C. D'Amore     Director                             July 28, 1999
------------------------
Anthony C. D'Amore

/s/ Peter D. Fischbein     Director                             July 28, 1999
------------------------
Peter D. Fischbein

/s/ Lytton Crossley        Director                             July 28, 1999
------------------------
Lytton Crossley

/s/ Edward Diamond         Director                             July 28, 1999
------------------------
Edward Diamond